                                                                     EXHIBIT 4.2


                                     WARRANT


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.




JUNE 1, 2000

__________ shares                                             Warrant No. ______



                           INTERNATIONAL ISOTOPES INC.
                             STOCK PURCHASE WARRANT

Registered Owner:

         This certifies that, for value received, International Isotopes Inc., a Texas corporation, the ("Company") grants the following rights to the Registered Owner, or assigns, of this Warrant:

         1. ISSUE. Upon tender (as defined in Section 5) to the Company, the Company, within five (5) Business Days of the date thereof, shall issue to the Registered Owner, or assigns, up to the number of shares specified in Section 2 of fully paid and nonassessable shares of Common Stock that the Registered Owner, or assigns, is otherwise entitled to purchase.

         2. NUMBER OF SHARES. The total number of shares of Common Stock that the Registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant (the "Warrant Shares") is _________ shares, subject to adjustment from time to time as set forth in Section 6. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the purchase and the issuance of the shares, and shall not have


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any legend or restrictions on resale, except as required by Section 3.2(b) of the Purchase Agreement.

         3. EXERCISE PRICE. The initial per share exercise price of this Warrant, representing the price per share at which the shares of stock issuable upon exercise of this Warrant may be purchased, is four dollars and zero cents ($4.00) (the "Exercise Price").

         4. EXERCISE PERIOD. This Warrant may be exercised from the Closing Date (as defined in the Purchase Agreement) up to and including May 31, 2003 (the "Exercise Period"). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

         5. TENDER; ISSUANCE OF CERTIFICATES.

               a. This Warrant may be exercised, in whole or in part, by (i) actual delivery of (a) the Exercise Price in cash, (b) a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as Exhibit A, properly executed by the Registered Owner, or assigns, of this Warrant, and (c) by surrender of this Warrant, or (ii) if the resale of the Warrant Shares by the Registered Owner is not then registered pursuant to an effective registration statement under the Securities Act, delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined below) for the Warrant Shares specified in the Warrant Exercise Form. The Warrant Shares so purchased shall be deemed to be issued to the Registered Owner as of the close of business on the date on which this Warrant shall have been surrendered, the completed Warrant Exercise Form shall have been delivered and payment shall have been made for such shares as set forth above. The payment and Warrant Exercise Form must be delivered to the registered office of the Company either in person or as set for in Section 14.

               b. Commencing ninety (90) days from the Filing Date (as defined in the Registration Rights Agreement), if, and only if, at the time of exercise of this Warrant, the Warrant Shares are not saleable pursuant to an effective registration statement, then in addition to the exercise of all or a part of this Warrant by payment of the Exercise Price in cash as provided above, and in lieu of such payment, the Registered Owner shall have the right to effect a cashless exercise (a "Cashless Exercise"). In the event of a Cashless Exercise, the Registered Owner may exercise this Warrant in whole or in part by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Per Share Market Value of the Common Stock less the Exercise Price then in effect and the denominator of which is the Per Share Market Value (in each case adjusted for fractional shares as herein provided).

               c. In lieu of physical delivery of the Warrant, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Registered Owner and in compliance with the provisions hereof, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Registered Owner by



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crediting the account of the Registered Owner's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.

               d. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Exercise Form, shall be delivered to the Registered Owner within a reasonable time, not exceeding five
(5) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Registered Owner and shall be registered in the name of the Registered Owner or such other name as shall be designated by such Registered Owner. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Registered Owner a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

               e. If, at any time, the Registered Owners of this Warrant submits this Warrant, a Warrant Exercise Form and payment to the Company of the Exercise Price for each of the shares of Common Stock specified in the Warrant Exercise Form Shares in accordance with Section 5 above, and the Company, for any reason, fails to deliver, on or prior to the last possible date which the Company could have issued such Common Stock to the Registered Owner without violating this
Section 5, the number of shares of Common Stock for which the Registered Owner is entitled upon such exercise, the Company shall pay damages to the Registered Owners equal to the actual damages incurred by the Registered Owner as a result of the Registered Owner's needing to "buy in" shares of Common Stock to the extent necessary to satisfy its securities delivery requirements ("Buy in Actual Damages").

6. ADJUSTMENT OF EXERCISE PRICE.

               a. Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price thereafter shall be determined by multiplying the Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event. Any adjustment made pursuant to this paragraph (6)(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.



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               b. Rounding. All calculations under this Section 6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

               c. Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to paragraphs 6(a), the Company shall promptly deliver to the Registered Owner a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               d. Reclassification, Etc. If:

                    (i) the Company shall declare a dividend (or any other
               distribution) on its Common Stock; or

                    (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                    (iii) the Company shall authorize the granting to the
               holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    (iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                    (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Registered Owner, at least 10 Business Days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.



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               e. Adjustment to Exercise Price.

                    (i) If the Company, at any time while this Warrant is
               outstanding, takes any of the actions described in this Section 6e, then, in order to prevent dilution of the rights granted under this Warrant, the Exercise Price will be subject to adjustment from time to time as provided in this Section 6e.

                    (ii) Adjustment of Exercise Price upon Issuance of Common
               Stock. If at any time while this Warrant is outstanding the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the shares of Common Stock underlying the Warrants or the Preferred Stock or shares issued upon exercise of the Warrants or conversion of the Preferred Stock or shares of Common Stock deemed to have been issued by the Company in connection with a Stock Option Plan, or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof or any securities to be issued in an Underwritten Offering, or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person), for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the Exercise Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock in such issuance or sale. For the purpose of determining the adjusted Exercise Price under this Section 6e, the following shall be applicable:

                    A. Issuance of Options. If at any time while this Warrant is outstanding the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with a Stock Option Plan, or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof, or any securities to be issued in an Underwritten Offering, or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such grant, then the Exercise Price then in effect shall be reduced to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. No adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Options.



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                    B. Issuance of Convertible Securities. If at any time while this Warrant is outstanding the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with a Stock Option Plan, shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof, shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person) is less than the Exercise Price in effect immediately prior to issuance or sale, then the Exercise Price then in effect shall be reduced to an amount equal to the price per share for which the Common Stock is issuable upon the conversion or exchange of such Convertible Securities. No adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               f. Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 6, this Warrant shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately after such adjustment of the Exercise Price.

7.       OPTIONAL REDEMPTION.

               a. Optional Redemption. This Warrant is redeemable in whole or in part at the option of the Company during the following time periods, from time to time, under the following conditions and subject also to the conditions set forth in Section 7(b) (the "Optional Redemption"):

                    (i) Prior to the first anniversary of the Closing Date, the
               Company may redeem the Warrant, subject to the other conditions herein, if the average closing price of the Company's Common Stock over five (5) consecutive Trading Days reaches over 200% of the Exercise Price as at the Closing Date;

                    (ii) During the period commencing on the First Business Day immediately after the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, the Company may redeem the Warrant, subject to the other conditions herein, if the average closing price of the Company's Common Stock over five (5) consecutive Trading Days reaches over 175% of the Exercise Price as at the Closing Date; and

                    (iii) After the second anniversary of the Closing Date, the
               Company may redeem the Warrant, subject to the other conditions herein, if the average



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               closing price of the Company's Common Stock over five (5)
               consecutive Trading Days reaches over 150% of the Exercise Price as at the Closing Date.

               b. Redemption Notice. Subject to the conditions set forth in
          Section 7(a), so long as (i) no Event of Default (or any event that with the passage of time or giving of notice or both would constitute an Event of Default) shall have occurred and be continuing, (ii) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) days prior to the Redemption Notice Date (as defined below) and (iii) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full exercise of the outstanding Warrants, upon ten (10) Business Days prior written notice to the Registered Owner (a "Redemption Notice"), the Warrant may be redeemed by the Company, in whole or in part, at a redemption price equal to $.01 per Warrant (the "Redemption Price").

               c. Mechanics of Redemption. The Company shall exercise its right to redeem by delivering its Redemption Notice by facsimile and overnight courier to each Registered Owner (such date that the Redemption Notice is given on the "Redemption Notice Date"). Such Redemption Notice shall indicate (A) the Redemption Price, (B) each Registered Owner's pro rata allocation of such maximum amount, and (C) a confirmation of the date that the Company shall effect the redemption (the "Redemption Date"). The Redemption Date shall be not less than thirty (30) Business Days and not more than sixty (60) calendar days after the Redemption Notice Date. Notwithstanding anything in this Section 7(c), the Company shall convert any Warrant pursuant to Section 5 if the Warrant Exercise Form for a Warrant submitted for exercise is (i) delivered before the Redemption Date,
          (ii) for an Exercise Price greater than or equal to the Redemption Price (appropriately adjusted in accordance with the terms hereof) or
          (iii) in excess of such Registered Owner's pro rata allocation of the maximum Redemption Price indicated in its Redemption Notice.

               d. Payment of Redemption Price. The Company shall pay the applicable Redemption Price to the Registered Owner of the Warrants being redeemed in cash on the Redemption Date. If the Company shall fail to pay the applicable Redemption Price to such Registered Owner on the Redemption Date, in addition to any remedy such Registered Owner may have under this Warrant and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.0% per month until paid in full.

          8. NASDAQ LIMITATION. In no event shall the Issuer be required to issue shares of Common Stock upon the exercise of a Warrant if such issuance would violate the rules of Nasdaq.

          9. ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company after the date hereof (a) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving entity but, in connection with such consolidation or merger,



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the Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other entity, or (d) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Exercise Price is provided in Section 6, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Registered Owner of this Warrant, upon the exercise hereof at any time after the consummation of such transaction shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Registered Owner would actually have been entitled as a stockholder upon such consummation. If such Registered Owner had exercised this Warrant immediately prior thereto.

          10. OFFICER'S CERTIFICATE. Whenever the number of shares purchasable upon exercise shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by any Registered Owner of the Warrants and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Registered Owners.

          11. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Warrant, the following terms have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Appraiser" shall mean a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing.

          "Approved Stock Plan" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

          "Average Price" has the meaning set forth in the Preferred Stock.



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          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

          "Closing" has the meaning set forth for "First Closing" as in Section 1.2(a) of the Purchase Agreement.

          "Common Stock" means the shares of the Company's Common Stock, par value $0.01 per share.

          "Company" means International Isotopes Inc., a Texas corporation.

          "Convertible Securities" has the meaning assigned to it in Section 6(h)(A).

          "Distribution Date" has the meaning assigned to it in Section 22.

          "Exercise Period" has the meaning assigned to it the Section 4.

          "Exercise Price" has the meaning assigned to it in Section 3

          "Options" has the meaning assigned to it in Section 6(h)(i)(A).

          "Per Share Market Value" means on any particular date (i) the closing bid price per share of the Common Stock on such date on the Nasdaq SmallCap Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the Nasdaq National Market or the Nasdaq SmallCap Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select, in good faith, an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

          "Preferred Stock" means the shares of the Series B 7% convertible redeemable preferred stock issued pursuant to the Company's Certificate Of Designation Of Preferences and Rights and sold pursuant to the Purchase Agreement.

          "Prepayment Amount" has the meaning assigned to it in Section 8.

          "Purchase Agreement" means that certain Securities Purchase Agreement, dated June 1, 2000, among the Company and the Purchasers.



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          "Purchaser" has the meaning set forth in the Purchase Agreement.

          "Redemption Date" has the meaning assigned to it in Section 7(c).

          "Redemption Event" has the meaning assigned to it in Section 6(f).

          "Redemption Notice" has the meaning assigned to it in Section 7(b).

          "Registered Owner" means the person identified on the face of this Warrant as the registered owner hereof or such other person as shown on the records of the Company as being the registered owner of this Warrant.

          "Redemption Price" has the meaning assigned to it in Section 7(b) hereof.

          "Registrable Securities" has the meaning assigned to it in the Registration Rights Agreement.

          "Registration Rights Agreement" means that certain Registration Rights Agreement, dated June 1, 2000, among the Company and the Purchasers.

          "Rights" has the meaning assigned to it in Section 22.

          "Trading Day(s)" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

          "Underlying Shares" has the meaning assigned to it in Section 2.1(d) of the Purchase Agreement.

          "Void Redemption Notice" has the meaning assigned to it in Section
7(d).

          "Warrant(s)" means the warrants issuable at the Closing.

          12. REGISTRATION RIGHTS. The Company will undertake the registration of the Common Stock into which such Warrants are exercisable at such times and upon such terms pursuant to the provisions of the Registration Rights Agreement.

          13. RESERVATION OF UNDERLYING SHARES; LISTING. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon exercise of the Warrants as herein provided, such number of shares of the Common Stock as shall then be issuable upon the exercise of all outstanding Warrants into Common Stock. The Company covenants that all shares of the Common Stock issued upon exercise of the Warrant which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock form time to time issuable upon the



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exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          14. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. CST where such notice is to be received), or the first Business Day following such delivery (if received after 8:00 p.m. CST where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to International Isotopes Inc., 1500 Spencer Road, Denton, Texas 76205, Telephone: (940) 323-2612, Facsimile:
(940) 484-0877, Attention: David M. Camp with copies (except for exercise notices) to Locke Liddell & Sapp LLP, 100 Congress, Suite 300, Austin, Texas, 78701, Attention: Curtis R. Ashmos and (ii) if to the Registered Owner to the address set forth on the Signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such person.

          15. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon exercise, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

          16. FRACTIONAL SHARES. Upon any exercise hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Registered Owner shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          17. PAYMENT OF TAX UPON ISSUE OF TRANSFER. The issuance of certificates for shares of the Common Stock upon exercise of the Warrants shall be made without charge to the Registered Owners thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon exercise in a name other than that of the Registered Owner of such Warrant so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          18. WARRANTS OWNED BY COMPANY DEEMED NOT OUTSTANDING. In determining whether the holders of the outstanding Warrants have concurred in any direction, consent or waiver under this Warrant, Warrants which are owned by the Company or any other obligor on the Warrants or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Warrants shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Warrants owned by the Purchasers (as defined in the Purchase Agreement) shall be deemed outstanding for purposes of making such a determination. Warrants so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such Warrants and that the pledgee is not the Company or any other obligor upon the Warrants or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Warrants.

          19. EFFECT OF HEADINGS; REFERENCES. The section headings herein are for convenience only and shall not affect the construction hereof. References herein to Sections are to Sections of this Warrant, unless otherwise expressly provided.

          20. NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Registered Owner to any rights as a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent exercised for shares of Common Stock in accordance with the terms hereof.

          21. CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          22. SHAREHOLDER RIGHTS PLAN. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 6, make proper provision so that each Registered Owner who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant to exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights, and in each case subject to the terms and conditions of the Rights.

          23. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the Registered Owners and its assigns, and shall be binding upon any entity succeeding to the Company by merger or acquisition of all or substantially all the assets of the Company. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Registered Owner. The Registered Owner may assign this Warrant without the prior written consent of the Company.

          24. GOVERNING LAW. The corporate laws of the State of Texas shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.



                                     INTERNATIONAL ISOTOPES INC.
                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                                                       EXHIBIT A

                              Warrant Exercise Form

TO:      INTERNATIONAL ISOTOPES INC.

         The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of International Isotopes Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________,
2000; (2) encloses a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

                  Date:
                                               -----------------------
                  Investor Name:
                                               -----------------------
                  Taxpayer Identification
                                               -----------------------
                  Number:
                                               -----------------------
                  By:
                                               -----------------------
                  Printed Name:
                                               -----------------------
                  Title:
                                               -----------------------
                  Address:
                                               -----------------------

                                               -----------------------

                                               -----------------------

                  Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.